Exhibit No. 20.1

                        CIT Home Equity Loan Trust 2002-2
           Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                        Due Period    11/30/2002
                                                Determination Date    12/20/2002
                                                 Distribution Date    12/26/2002

I   Available in Certificate Account

    Principal collected on Mortgage Loans                         21,404,473.07
    All Liquidation Proceeds with respect to Principal               559,200.00
    Recoveries on previously Liquidated Mortgages
      with respect to Principal                                            0.00
    Principal portion of Purchase Price on
      Repurchased Mortgage Loans                                           0.00
    Substitution Adjustment with respect to Principal                      0.00
                                                                  -------------
          Principal Distribution Amount                           21,963,673.07

    Interest collected on Mortgage Loans                           6,487,208.79
    Interest portion of Purchase Price on
      Repurchased Mortgage Loans                                           0.00
    Recoveries on previously Liquidated
      Mortgages with respect to Interest                                   0.00
    Substitution Adjustment with respect to Interest                       0.00
    Master Servicer Monthly Advances (net of
      Compensating Interest)                                         993,585.00
    Reimbursement of previous months Servicer Advances              -546,141.24
    Compensating Interest                                             17,284.40
    Investment Earnings on Certificate Account                            18.37
                                                                  -------------
          Interest Remittance Amount                               6,951,955.32

    Amount not Required to be deposited                                    0.00

          Total available in the Certificate Account              28,915,628.39

II  Distributions                               Per $ 1,000            Amount
                                                -----------        -------------

1.  Aggregate Class AF Distribution             33.70822726        19,614,817.44

2.  Aggregate Class A-IO Distribution            4.16666667           791,000.00

3.  Aggregate Class MF-1 Distribution            4.99166677           165,523.67

4.  Aggregate Class MF-2 Distribution            5.32500000           141,272.25

5.  Aggregate Class BF Distribution              5.69166667           122,598.50

6.  Aggregate Class AV Distribution             27.64297712         7,248,265.03

7.  Aggregate Class MV-1 Distribution            1.74805556            34,611.50

8.  Aggregate Class MV-2 Distribution            2.27333333            39,624.20

9.  Aggregate Class BV Distribution              2.86750029            49,980.53

10. Aggregate Class X-IO Distribution            0.00000000                 0.00

11. Aggregate Class R Distribution                                          0.00

12. Aggregate Master Servicer Distribution                            707,935.27
                                                                   -------------
      Total Distributions =                                        28,915,628.39

III Certificate Class Balances                    Factor %           Amount
                                                 -----------     --------------

    Opening Senior Class A Certificate
    Balances as reported in prior
    Monthly Master Servicer Report
    for Group I Certificates:

       (a) Class AF-1A                           85.57907621%    497,984,644.49
       (b) Class A-IO(Notional Amount)        189,840,000.00

    Opening  Subordinated  Class MF & BF
    Certificate  Balances as reported in
    prior Monthly Master Servicer Report
    for Group I Certificates:

       (a)  Class MF-1                          100.00000000%     33,160,000.00
       (b)  Class MF-2                          100.00000000%     26,530,000.00
       (c)  Class BF                            100.00000000%     21,540,000.00
                                                                  -------------
                                                                  81,230,000.00

    Opening Senior Class AV Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group II
    Certificates:

       (a) Class AV                              89.21535139%    233,931,572.88

    Opening  Subordinated  Class MV & BV
    Certificate  Balances as reported in prior
    Monthly Master Servicer Report for Group
    II Certificates:

       (b)  Class MV-1                          100.00000000%     19,800,000.00
       (c)  Class MV-2                          100.00000000%     17,430,000.00
       (d)  Class BV                            100.00000000%     17,430,000.00
                                                                ---------------
                                                                  54,660,000.00

IV  Principal Distribution Amount

1(a). Basic Principal Amount                          No.            Amount
                                                     -----      --------------
       (a) Stated principal collected                              2,445,321.55
       (b) Principal Prepayments                      226         18,959,151.52
       (c) Liquidation Proceeds                                      559,200.00
       (d) Repurchased Mortgage Loans                   0                  0.00
       (e) Substitution Adjustment related to
           Principal                                                       0.00
       (f) Recoveries on previously Liquidated
           Mortgages with respect to Principal                             0.00
                                                                  -------------
             Total Principal Distribution                         21,963,673.07

1(b). Subordination Increase Amount                              2,546,043.94 2

2(a). Class AF Principal Distribution
      Amount for Group I Certificates:

                                                 Per $ 1,000
                                                 -----------
       1. Class AF                               30.23514308      17,593,829.76

2(b). Class MF & BF Principal Distribution
      Amount Group I Certificates:

       1.  Class MF-1                             0.00000000               0.00
       2.  Class MF-2                             0.00000000               0.00
       3.  Class BF                               0.00000000               0.00


2(c). Class AV Principal Distribution Amount
      Group II Certificates:

       1. Class AV                               26.37537565       6,915,887.25

2(d). Class AV Principal Distribution Amount
      Group II Certificates:

       1. Class MV-1                              0.00000000               0.00
       2. Class MV-2                              0.00000000               0.00
       3. Class BV                                0.00000000               0.00

2(e) Class M Applied Realized Loss for Group
     I Certificates:

       1. Class MF-1                              0.00000000               0.00
       2. Class MF-2                              0.00000000               0.00
       3. Class BF                                0.00000000               0.00

2(f) Class B Applied Realized Loss for Group
     II Certificates:

       1. Class MV-1                              0.00000000               0.00
       2. Class MV-2                              0.00000000               0.00
       3. Class BV                                0.00000000               0.00

                                                   Factor %          Amount
                                                 -----------     --------------

    Ending Senior Class A Certificate
    Balances after  distributions of
    principal in this Monthly Master
    Servicer Report for Group I
    Certificates:

       (a) Class AF-1A                           82.55556191%    480,390,814.73
       (b) Class A-IO (Notional Amount)                          189,840,000.00

    Ending  Subordinated Class MF & BF
    Certificate  Balances after
    distributions of principal in this
    Monthly Master Servicer Report
    Group I Certificates:

       (a)  Class MF-1                          100.00000000%     33,160,000.00
       (b)  Class MF-2                          100.00000000%     26,530,000.00
       (c)  Class BF                            100.00000000%     21,540,000.00
                                                                ---------------
                                                                  81,230,000.00

    Ending Senior Class AV Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group II
    Certificates:

       (a) Class AV                              86.57781382%    227,015,685.63

    Ending Subordinated Class MV & BV
    Certificate Balances after
    distributions of principal in this
    Monthly Master Servicer Report for
    Group II Certificates:

       (b)  Class MV-1                          100.00000000%     19,800,000.00
       (c)  Class MV-2                          100.00000000%     17,430,000.00
       (d)  Class BV                            100.00000000%     17,430,000.00
                                                                  -------------
                                                                  54,660,000.00

V   Interest Distribution Amount

    Fixed Rate Certificates

       (b) Fixed Rate Certificates applicable
           Pass-Through Rate

          1. Class AF-1A                             4.87000%
          2. Class A-IO                              5.00000%
          9. Class MF-1                              5.99000%
          10. Class MF-2                             6.39000%
          11. Class BF                               6.83000%

Variable Rate Certificates

(b) LIBOR Rate                                       1.38000%

          1. Class AV                                1.65000%
          2. Class MV-1                              2.03000%
          3. Class MV-2                              2.64000%
          4. Class BV                                3.33000%

INTEREST REMITTANCE AMOUNT

    1. Interest collected on Mortgage Loans                        6,487,208.79
    2. Interest advanced on Mortgage Loans                           447,443.76
    3. Compensating Interest on Mortgage Loans                        17,284.40
    4. Substitution Adjustment interest                                    0.00
    5. Purchase Price interest on repurchased accounts                     0.00
    6. Liquidation Proceeds interest portion                               0.00
    7. Recoveries on previously Liquidated
       Mortgages with respect to Interest                                  0.00

       TOTAL INTEREST REMITTANCE AMOUNT                            6,951,936.95

Current Interest Requirement

          1. Class AF-1A @ applicable Pass-Through Rate            2,020,987.68
          2. Class A-IO @ applicable Pass-Through Rate               791,000.00
          3. Class MF-1 @ applicable Pass-Through Rate               165,523.67
          4. Class MF-2 @ applicable Pass-Through Rate               141,272.25
          5. Class BF @ applicable Pass-Through Rate                 122,598.50
          6. Class AV @ applicable Pass-Through Rate                 332,377.78
          7. Class MV-1 @ applicable Pass-Through Rate                34,611.50
          8. Class MV-2 @ applicable Pass-Through Rate                39,624.20
          9. Class BV @ applicable Pass-Through Rate                  49,980.53

Interest Carry Forward Amount

          1. Class AF-1A                                0.00
          2. Class A-IO                                 0.00
          3. Class MF-1                                 0.00
          4. Class MF-2                                 0.00
          5. Class BF                                   0.00
          6. Class AV                                   0.00
          7. Class MV-1                                 0.00
          8. Class MV-2                                 0.00
          9. Class BV                                   0.00
          10. Class X-IO                                0.00


Certificates Interest Distribution Amount

                                                 Per $ 1,000
                                                 -----------
          1. Class AF-1A                          3.47308417       2,020,987.68
          2. Class A-IO                           4.16666667         791,000.00
          3. Class MF-1                           4.99166677         165,523.67
          4. Class MF-2                           5.32500000         141,272.25
          5. Class BF                             5.69166667         122,598.50
          6. Class AV                             1.26760146         332,377.78
          7. Class MV-1                           1.74805556          34,611.50
          8. Class MV-2                           2.27333333          39,624.20
          9. Class BV                             2.86750029          49,980.53
                                                                   ------------
                                                                   3,697,976.11

VI  Credit Enhancement Information

                                                Group I         Group II         Total
                                             -------------   -------------   -------------
    (a)   Senior Enhancement Percentage              15.61%          21.41%          37.03%

    (b)   Overcollateralization Amount:

          1. Opening Overcollateralization
             Amount                           7,989,227.25    7,589,095.96   15,578,323.21
          2. Ending Overcollateralization
             Amount                           8,963,700.66    9,024,872.27   17,988,572.93
          3. Targeted Overcollateralization
             Amount                          15,252,032.86   10,773,517.11   26,025,549.97
          4. Subordination Deficiency         6,288,332.20    1,748,644.84    8,036,977.04
          5. Overcollateralization Release
             Amount                                   0.00            0.00            0.00

VII Trigger Information

    1. (a) 60+ Delinquency Percentage                 2.32%           2.16%
       (b) Delinquency Event in effect
           (Group I > 50% or Group II > 40%) ?          NO              NO

    2. (a) Cumulative Loss Percentage                 0.03%           0.00%
       (b) Applicable Loss Percentage
            for current Distribution                  2.25%           3.25%
       (c) Cumulative Loss Trigger Event
            in effect                                   NO              NO

VIII Pool Information                                  No.           Amount
                                                     -------     --------------

    (a) Closing Mortgage Loan Principal Balance:

          1. Fixed Rate                                7,593     570,584,515.39
          2. Adjustable Rate                           2,554     290,700,557.90

              Total Closing Mortgage Loan
              Principal Balance:                      10,147     861,285,073.29

    (b) Balloon Mortgage Loans
          1. Fixed Rate                                  251      19,902,406.54
          2. Adjustable Rate                               0               0.00

             Total Closing Mortgage Loan
              Principal Balance:                         251      19,902,406.54

    (c) Weighted Average Mortgage Rate:
          1. Fixed Rate                                                   9.414%
          2. Adjustable Rate                                              8.119%

             Total Weighted Average
              Mortgage Rate                                               8.977%

    (d) Weighted Average Net Mortgage Rate:
          1. Fixed Rate                                                   8.931%
          2. Adjustable Rate                                              7.634%

    (e) Weighted Average Remaining Maturity:
          1. Fixed Rate                                                  293.27
          2. Adjustable Rate                                             346.59

    (f) Weighted Average Original Maturity:
          1. Fixed Rate                                                  315.00
          2. Adjustable Rate                                             359.00

IX  Delinquency Information                       No.       %         Amount
                                                 -----    -----  -------------
    A. Fixed Rate Mortgage Loans:

       (a) Delinquent Contracts:

          1. 31 - 59 Day Accounts                 303     3.75%   21,414,282.83
          2. 60 - 89 Day Accounts                  88     0.93%    5,306,294.12
          3. 90+ Day Accounts                     122     1.25%    7,118,291.58

       (b) Mortgage Loans - In Foreclosure         64     0.66%    3,765,465.18

       (c) REO Property Accounts                   10     0.15%      865,409.04

    B. Adjustable Rate Mortgage Loans:

       (a) Delinquent Contracts:

          1. 31 - 59 Day Accounts                 119     4.06%   11,816,593.60
          2. 60 - 89 Day Accounts                  20     0.53%    1,531,019.26
          3. 90+ Day Accounts                      50     1.27%    3,680,875.97

       (b) Mortgage Loans - In Foreclosure         24     0.60%    1,737,053.70

       (c) REO Property Accounts                    8     0.20%      591,234.32

    C. Total For All Mortgage Loans

       (a) Delinquent Contracts:

          1. 31 - 59 Day Accounts                 422     3.86%   33,230,876.43
          2. 60 - 89 Day Accounts                 108     0.79%    6,837,313.38
          3. 90+ Day Accounts                     172     1.25%   10,799,167.55

       (b) Mortgage Loans - In Foreclosure         88     0.64%    5,502,518.88

       (c) REO Property Accounts                   18     0.17%    1,456,643.36

X   Realized Losses                                      No.         Amount
                                                       ------    --------------
    1. (a) Gross Realized Losses during
           the period                                      2         694,994.22

       (b) Realized Losses during the period

          1. Group I                                                 135,794.22
          2. Group II                                                      0.00
                                                                     ----------
             Total                                                   135,794.22

       (c) Cumulative Gross Realized Losses                2         799,694.80

       (d) Cumulative Realized Losses

          1. Group I                                                 200,113.80
          2. Group II                                                      0.00

             Total                                                   200,113.80

       (e) Cumulative Applied Realized Losses

            i. Class MF-1                                                  0.00
           ii. Class MV-1                                                  0.00
          iii. Class MF-2                                                  0.00
           iv. Class MV-2                                                  0.00
            v. Class BF                                                    0.00
           vi. Class BV                                                    0.00

XI  Miscellaneous Information

    1. (a) Monthly Master Servicer Fee

            i. Monthly Servicing Fee                                 368,076.89
           ii. Mortgage Fees                                         330,970.43
          iii. Mortgage Insurance Premium
               Reimbursement                                           8,869.58
           iv. Certificate Account Investment
               Earnings                                                   18.37

       (b) Amount of prior unpaid Master
           Servicing Fees paid with this
           distribution                                                    0.00

       (c) Total Master Servicing Fees paid
           with this distribution                                    707,935.27

       (d) Amount of unpaid Master Servicing
           Fees as of this distribution                                    0.00

    2. (a) Opening Master Servicer Advance
           Balance                                                 5,005,899.32

       (b) Current Advance (exclusive of
           Compensating Interest)                                    993,585.00

       (c) Reimbursement of prior Master
           Servicer Advances                                        (546,141.24)
                                                                   ------------

       (d) Ending Master Servicer Advance
           Balance                                                 5,453,343.08

    3. Current period Compensating Interest                           17,284.40

    4. (a) Stepdown Date in effect?                                          NO